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                                                    EXHIBIT 21

                                                   SUBSIDIARIES

     The companies listed below are the primary subsidiaries of the Corporation.
The financial  data for these  subsidiaries,  as well as for other  subsidiaries that are not considered to be significant  and are therefore  excluded from this
exhibit,   comprised  the  Corporation's   consolidated   financial  statements.
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                                                                                            Organized Under
Name of Company                                                                                 Laws of

Domestic:

United States Gypsum Company(a).........................................................       Delaware
USG Interiors, Inc. (a).................................................................       Delaware
L&W Supply Corporation (a)(b)...........................................................       Delaware
USG International, Ltd..................................................................       Delaware
USG Foreign Investments, Ltd. (a).......................................................       Delaware
USG Interiors International, Inc........................................................       Ohio
USG Funding Corporation.................................................................       Delaware
La Mirada Products Co., Inc.............................................................       Ohio
USG Foreign Sales Corporation...........................................................       Virgin Islands
Gypsum Engineering Company..............................................................       Delaware
Alabaster Assurance Company, Ltd........................................................       Vermont
H & B Gypsum, Inc. (c) .................................................................       Oklahoma
USG Latin America ......................................................................       Delaware


International:

CGC Inc. (a)............................................................................       Canada
USG Canadian Mining Ltd.................................................................       Ontario
Gypsum Transportation Limited...........................................................       Bermuda
Yeso Panamericano, S.A. de C.V..........................................................       Mexico
Grupo Yeso de Mexico, S.A. de C.V.......................................................       Mexico
Exploracion de Yeso,  S.A. de C.V.......................................................       Mexico
USG Manufacturing Worldwide, Ltd........................................................       Caymans
USG Interiors (Donn) S.A................................................................       Belgium
Donn Products GmbH......................................................................       Germany
USG Interiors Eastern Manufacturing Baulemente GmbH.....................................       Germany
USG Interiors East Innenausbau-vertriebsgesellschaft mbH................................       Germany
USG (U.K.) Ltd..........................................................................       United Kingdom
USG France S.A..........................................................................       France
USG (Netherlands) B.V...................................................................       Netherlands
USG Interiors (Europe) S.A..............................................................       Belgium
USG Interiors Coordination Centre S.A...................................................       Belgium
USG Europe, S.A.........................................................................       Belgium
USG Belgium Holdings S.A................................................................       Belgium
USG Asia Pacific Holdings Pty. Ltd......................................................       Singapore
USG Interiors Pacific Ltd...............................................................       New Zealand
USG Interiors Australia Pty. Ltd........................................................       Australia
USG Interiors (Far East) SDN BHD........................................................       Malaysia
Shenzhen USG Zhongbei Building Materials Co. (60% ownership)............................       China
Alabaster Engineering (Nederland) B.V...................................................       Netherlands
Red Top Technology (Nederland) B.V......................................................       Netherlands


(a) Accounts for material revenues.

(b) As of December 31, 1998, L&W Supply conducted its business out of 187 locations in 36 states using various names registered under applicable assumed business name statutes.

(c) Acquired on January 6, 1999.

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